Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Incentive Stock Option Plan and the 1999 Employee Stock Purchase Plan of Commerce One, Inc. of our report dated January 27, 2003 with respect to the consolidated financial statements and schedule of Commerce One, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG

Walnut Creek, California

March 28, 2003